Exhibit 99.1

NEWS RELEASE

Meritz Securities Conducts Trial of Innovative Card Technologies’
ICT DisplayCard for Online Trading and ATM Transaction Authentication

Prominent Korean financial firm conducts test using one-time password ICT DisplayCard to authenticate online account management and ATM transactions.

Los Angeles, CA - April 10, 2007 - Innovative Card Technologies, Inc. (NASDAQ: INVC), developers of the breakthrough ICT DisplayCard security device for e-banking, e-commerce and data access, today announced that Meritz Securities Co., Ltd. of Korea is conducting a test using the ICT DisplayCard to authenticate online trading and ATM transactions. Meritz Securities is the first financial institution to publicly announce testing of the ICT DisplayCard.

“The ICT DisplayCard is the next generation of authentication for online banking and account management. This technology has the potential to offer our customers strong authentication in a form factor of unparalleled convenience,” said Jae Ook Park, General Manager of Meritz Securities. “By becoming the first brokerage in Korea to test this technology, Meritz is demonstrating our commitment to leading the financial securities industry in providing convenient, proven security to our clients.”

Meritz Securities is receiving its cards through Korea-based reseller Innet, Co, Ltd which has also distributed the cards to NHN, one of the largest online gaming companies in Korea. Meritz Securities is currently testing the ICT DisplayCard with its employees for online account management and ATM transaction authentication. Meritz Securities handles $360 billion in transactions annually and has ATMs in 31 branches nationwide. Its well-respected analysts offer news and market analysis in such media outlets as CNN International, Reuters, and Forbes. Though Meritz Securities is the first financial institution to publicly announce a trial, the ICT DisplayCard is being tested at five other major international and US-based banks.

“We are pleased that Meritz Securities has become the first brokerage firm to evaluate the ICT DisplayCard for online account management. Our product offers strong authentication in a superior form factor, and represents the future of authentication for the financial services industry,” said John A. Ward, III, InCard Technologies Chairman and CEO. “Korea - with its fast-growing financial services sector, recent government push for stronger e-security measures, and technologically savvy consumers - is a natural market for the ICT DisplayCard. We will continue to capitalize on strong demand in this market with our distribution partner Innet.”

About Meritz Securities
Founded in 1973, Meritz Securities is a full-service financial institution offering a range of investment services for both domestic and foreign investors. The Company's brokerage department offers a variety of financial products, such as stock and bond funds, savings accounts, time deposit certificates and subscriptions to initial public offerings. In addition, the Company offers international financial services, mergers and acquisitions (M&A) services, venture capital services and other investment services. Headquartered in Seoul, Korea, the company has a network of 31 branches nationwide. www.imeritz.com.

About Innovative Card Technologies
Innovative Card Technologies (NASDAQ: INVC) was founded in 1993 to add functionalities to payment cards. InCard’s suite of ICT DisplayCards enable dual-factor authentication in a convenient card form. The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online and voice transactions or data systems login. www.incardtech.com.

Marketing Manager	Public Relations	Investor Relations
Stephanie Edwards	Susan Roush	Jose Castaneda
310-312-0700, stephanie@incardtech.com	818-222-8330, pr@incardtech.com	720-733-0052, ir@incardtech.com

This press release contains forward-looking statements which are commonly identified by words such as "would," "may," "will," "expects," and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: ICT DisplayCard adoption, ICT DisplayCard further testing and certifications, dependence on a limited number of suppliers and their capacity, and full scale production of the ICT DisplayCard. Innovative Card Technologies, Inc. refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and Innovative Card Technologies has not assumed any duty to update any forward-looking statements.